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                                  EXHIBIT 21.1

                     SUBSIDIARIES OF PENSON WORLDWIDE, INC.

1. SAI Holdings, Inc. (a Texas corporation)

2. Penson Financial Services, Inc. (a North Carolina corporation that is a subsidiary of SAI Holdings, Inc.)

3. Nexa Technologies, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

4. Penson Holdings, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

5. Penson Financial Futures, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

6. SAH, Inc. (a Delaware corporation that is a subsidiary of SAI Holdings, Inc.)

7. Penson Financial Services Limited (a company incorporated in England that is a subsidiary of Penson Holdings, Inc.)

8. Worldwide Nominees Ltd. (a company incorporated in England that is a subsidiary of Penson Financial Services Limited)

9. Penson Financial Services Canada Inc. (a Canadian corporation that is a Subsidiary of Penson Holdings, Inc.)

10. Penson Ventures, Inc. (a Canadian corporation that is a Subsidiary of Penson Holdings, Inc.)

11. Turnpike Trading Systems, Inc. (a Canadian corporation that is a Subsidiary of Penson Ventures, Inc.)